UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________
FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 14, 2011, China XD Plastics Company Limited (the “Company”)  held its 2011 Annual Meeting of Stockholders (the “Annual Meeting), for the purpose of: (i) ratifying the authorized number of members of the Company's board of directors at nine (9) members, (ii) electing nine directors and (iii) ratifying the appointment of KPMG as the Company’s independent registered certified public accountant for the fiscal year ending December 31, 2011. For more information on the proposals described below, please refer to the Company’s proxy statement dated November 14, 2011.

As of October 28, 2011, the record date for the Annual Meeting, there were a total of 47,628,367 shares of common stock, par value $0.0001 per share (the “Common Stock”), 1,000,000 shares of series B preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), 2 shares of series C preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), and 16,000,000 shares of series D preferred stock, par value $0.0001 per share (the “Series D Preferred Stock”) issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 41,185,797 shares of Common Stock, 1,000,000 shares of Series B Preferred Stock, and 16,000,000 shares of Series D Preferred Stock, collectively representing an approximately 93.92 % of the combined voting power of all classes of stock entitled to vote, were represented in person or by proxy, and therefore a quorum was present.

The voting results for each of the proposals voted upon are as follows:

Proposal 1 — Ratification of Setting the Authorized Number of Members of The Board Of Directors at Nine (9) Members

Stockholders ratified the authorized number of members of the Company's board of directors at nine (9) members. The proposal received the following final voting results: 58,027,158 for, 122,311 against, and 36,327 abstentions.

Proposal 2 — Election of Directors

The nine nominees proposed by the Board of Directors were elected to serve as directors until the Company’s Annual Meeting of Stockholders to be held in 2012 and until each director’s successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Abstain

Jie Han	52,410,520	2,031	62,261
Taylor Zhang	52,396,465	16,086	62,261
Qingwei Ma	52,405,934	6,617	62,261
Yong Jin	52,410,026	2,525	62,261
Lawrence W. Leighton	51,926,145	486,406	62,261
Robert Brisotti	51,948,670	463,881	62,261
Linyuan Zhai	51,929,026	483,525	62,261
Ed Huang*	16,000,000	0	0
Jun Xu*	16,000,000	0	0

 * Ed Huang and Jun Xu were voted on solely by the holders of Series D Preferred Stock.

Proposal 3 — Ratification of Appointment of KPMG as the Company’s Independent Auditor

Stockholders ratified the appointment of KPMG as the Company’s independent registered certified public accountant for the fiscal year ending December 31, 2011. The proposal received the following final voting results: 58,053,756 for, 107,733 against, and 24,306 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2011
CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer